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                                                                   EXHIBIT 10.12

                               THIRD AMENDMENT TO
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                           THIRD STREET PARTNERS, LTD.


         THIS THIRD AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT OF THIRD STREET PARTNERS, LTD. (the "Amendment"), effective as of the ____ day of December, 2000, by and among TRG-BRN, LLC, a Florida limited liability company ("TRG"), LEV-BRN, INC., a Florida corporation ("LEV-BRN"), and BO-MA, LLC, a Florida limited liability company ("BOMA"), (collectively, the "General Partners" and individually, a "General Partner"), and THE RELATED GROUP OF FLORIDA, a Florida general partnership ("Related"), LEVITT AND SONS, INC., a Maryland corporation ("Levitt"), and BOCA-MANDY ACQUISITIONS, LTD., a Florida limited partnership ("Boca") (each a "Limited Partner" and collectively the "Limited Partners").

                                    RECITALS

         A. The General Partners and Limited Partners entered into that certain Agreement of Limited Partnership of Third Street Partners, Ltd. (the "Partnership Agreement") which provided for the organization of Third Street Partners, Ltd. (the "Partnership").

         B. The Partnership Agreement was amended by that certain Letter Agreement dated September 11, 2000 (the "First Amendment") and that certain Second Amendment to Limited Partnership Agreement dated September ___, 2000 (the "Second Amendment") (hereafter the Partnership Agreement. First Amendment and Second Amendment shall be collectively referred to as the "Partnership Agreement").

         C.       The Partners now desire to again amend the Partnership
Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the General Partners and Limited Partners hereby agree as follows:

         1. All capitalized terms used herein and not specifically defined herein shall have the respective meanings assigned to those terms in the Partnership Agreement.

         2. The Levitt Partners and The Related Partners hereby jointly and severally covenant and warrant to Boca and Boma that the Levitt Partners and The Related Partners will cause the Partnership to comply with all of its obligations as the buyer under the Purchase Agreement (including, without limitation, payment of the full purchase price thereunder) and close title to and acquire the fee title interest in the Property not later than the date specified in the Purchase Agreement for the Closing of title thereunder, regardless of whether any of the Governmental Approvals or any other Approvals referred to in the Purchase Agreement have been obtained. The Levitt Partners and the Related Partners hereby confirm


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to Boca and Boma that the Levitt Partners and the Related Partners have accepted and have no objection to the physical condition of the Main Parcel and accept title thereto subject to all title exceptions referred to in the Purchase Agreement and all other and additional title exceptions that have been raised in the title report and commitment issued by Chicago Title Insurance Company (#300004907) dated July 26, 2000 and/or the survey referred to therein. In reliance upon the aforesaid covenants, warranty and confirmation of the Levitt Partners and the Related Partners, and upon the Levitt Partners and Related Partners hereby further representing that as of the date hereof, they know of no grounds upon which the Partnership could refuse to complete the closing of title under the Purchase Agreement, Boca and Boma, at the request of the Levitt Partners and the Related Partners, agree with the Levitt Partners and the Related Partners that Section 6.2.3(b)(ii) and (iii) are deleted and (vii) is amended to delete therefrom the following "and to cause the reassignment of the Purchase Agreement".

         3.       (a)      Section 7.2(a) of the Partnership Agreement, as it
relates to the Purchase Money Note, is amended to delete therefrom "Citibank prime rate, as adjusted from time to time," and insert in lieu thereof "at that rate [but not to exceed twelve percent (12%) until default, after the expiration of the applicable period of notice and grace and the maturity or accelerated maturity of all of the indebtedness evidenced by the Purchase Money Note, and upon default, at eighteen percent (18%) per annum] that the Partnership may from time to time pay an institutional lender for acquisition, development or construction financing with respect to the Project" and to delete "five years" and insert in lieu thereof "three years." The form of the Purchase Money Promissory Note and Out Parcel Mortgage are attached hereto as composite Exhibit 3(a)(i) and 3(a)(ii), respectively.

                  (b) Section 7.2(b) of the Partnership Agreement is amended and supplemented as follows:

                           (i)      It is agreed that no interest shall accrue
on the Parking Space Note unless it is not paid by the date that it becomes due; if said Note is not paid on said due date, then from and after said date, interest shall accrue on the unpaid principal balance thereof at eighteen percent (18%) per annum.

                           (ii)     Notwithstanding that the Easement was not
entered into within the 45 day period referred to in said Section 7.2(b), the Partners and the Partnership reaffirm the right of Boca (or its designee) to receive the recorded Easement, and recognize that such Easement is of critical importance to Boca (or its designee) in order to profitably develop the Out Parcel and fully realize the value and economic benefits thereof. Promptly after the closing of the purchase of the Property and Out Parcel, the Partners shall agree on a form of the Easement consistent with the provisions of Section 7.2(b) of the Partnership Agreement which they shall submit to the City of Boca Raton, Florida (the "City") for its approval. The Easement shall be modified, as necessary, to secure the City's approval consistent with the rights of the parties under the Easement. Based upon the calculation prepared for the Partnership by the Partnership architect, the total number of required parking spaces on a joint use basis for the development of the Office Building Parcel with the building as described in the Easement and the development of the Garage Parcel

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with the building as described in the Easement is 410, of which 43 are required in order to build the improvements upon the Office Building Parcel. The Purchase Price for the Easement has been calculated at the rate of $10,000 per parking space and based upon the information now available, is $430,000. Within ninety
(90) days following the acquisition of the Property and the Out Parcel, Boca shall advise the Managing General Partner of the total number of spaces which it determines is necessary for the development of the Out Parcel, and if more spaces or less spaces are required, the Purchase Price shall be increased or decreased at the rate of $10,000 per space. Upon completion of the plans for the Parking Garage, a copy thereof depicting the location of all of the Parking Spaces and identifying those which shall be for the exclusive use of the Office Parcel Owner shall be attached to the Easement. The Easement shall be otherwise completed and executed by the parties thereto. Thereupon, Boca shall make, execute and deliver to the Partnership the Parking Space Note and Parking Space Mortgage in a form similar to the Purchase Money Note and Out Parcel Mortgage, and consistent with the provisions of the Partnership Agreement, as modified hereby, which Mortgage, when recorded, shall be a second lien upon the Out Parcel subordinate only to the Out Parcel Mortgage and all of the matters of title which the Out Parcel Mortgage is subordinate. Upon recording of the Parking Space Mortgage, the Easement shall be recorded. The Levitt Partners, the Related Partners, and the Partnership shall take such action as may be necessary to cause the Easement to be senior to any mortgage or other non-governmental lien or encumbrance then encumbering the Property. In addition to and not in limitation of all other rights and remedies available to Boca (or its designee), Boca shall have the remedy of specific performance against the Partnership to compel it to cause the Easement to be senior to any mortgage or other non-governmental lien or encumbrance encumbering the Property.

                           (iii)    The Levitt Partners and the Related Partners
are jointly and severally liable with the Partnership for all of the obligations of the Partnership under said Section 7.2(b), as modified hereby, relating to the Easement;

                           (iv)     If Boca (or its designee) commences any
action or proceeding to enforce any of its rights under any of the provisions of said Section 7.2, as modified hereby, relating to the Easement, or to recover damages by reason of the default by the Partnership, the Levitt Partners or the Related Partners, and if Boca (or its designee) is successful in such action or proceeding, then the Partnership, the Levitt Partners and the Related Partners shall be jointly and severally liable to pay to Boca (or its designee) all reasonable costs and expenses incurred by Boca (or its designee) in connection with such action or proceeding, including court costs and reasonable attorneys' fees and disbursements; and

                           (v)      All of Boca's rights under said Section
7.2(b), as modified hereby, with respect to the Easement shall be freely assignable by Boca to any successor owner of the Out Parcel.

                  (c) The following provision is hereby added to the Partnership Agreement as new Section 7.2(c):


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                           "(c) The Partnership covenants and agrees to
construct a parking garage within the Project containing parking spaces as set forth in Section 7.2(b) hereof, obtain a Certificate of Use therefor and make the same operational and accessible to the owner of the Out Parcel, and the tenants, customers, invitees and users of the Out Parcel (and the Levitt Partners and the Related Partners hereby agree to cause such performance by the Partnership) not later than the date ("Outside Date") which is five (5) years after the date of the Closing of title under the Purchase Agreement."

                  (d) The following provision is hereby added to the Partnership Agreement as new Section 7.2(d):

                  "(d)     The following provisions will be incorporated into
the Parking Space Note:

                           (i)      The indebtedness under the Parking Space
Note shall be subject to the Partnership performing its obligations under
Section 7.2(c) of the Limited Partnership Agreement of Third Street Partners, Ltd. (the "Partnership Agreement");

                           (ii)     If Third Street Partners, Ltd. (the
"Partnership") does not perform its aforesaid obligations under Section 7.2(c) of the Partnership Agreement by the Outside Date, then, at the election of the mortgagor under the Parking Space Mortgage or its successors or assigns as the owner of the fee title of the Out Parcel ("Mortgagor"), exercisable by written notice ("Election Notice") to the mortgagee under said Mortgage ("Mortgagee"), the Parking Space Mortgage and the Parking Space Note shall each become null and void effective upon the giving of the Election Notice, and if said Election Notice is given, the Mortgagee, within ten (10) days after the giving of such notice, will execute and deliver to the Mortgagor an instrument in recordable form and otherwise in form and substance reasonably satisfactory to Mortgagor, discharging and cancelling the Parking Space Mortgage (and the note secured thereby). If Mortgagor becomes entitled to give, and gives the Election Notice, then Mortgagor shall be deemed to have waived its remedy for specific performance of the Partnership's obligations to construct said parking spaces, including the Partnership's obligations under Section 7.2(c) of the Partnership Agreement; provided, however, that the giving of the Election Notice shall not waive prejudice, or otherwise affect any other rights and remedies of Mortgagor, including, without limitation, the right of Mortgagor to recover any and all damages suffered or sustained by Mortgagor as the result of the breach of any of the covenants or agreements set forth in said Section 7.2(c) of the Partnership Agreement."

                  (e) The following provision is hereby added to the Partnership Agreement as new Section 7.2(e):

                           "(e)     Until the Easement has been executed and
delivered by the respective owners of the Property and the Out Parcel and duly recorded, the Partnership will not transfer the Property (and the Levitt Partners and the Related Partners will not cause or permit the Partnership to transfer the Property) unless the transferee shall execute and deliver to Boca (or its designee) an instrument in recordable form and otherwise in form and substance reasonably satisfactory to Boca, pursuant to which

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the transferee assumes and agrees to perform all the obligations of the
Partnership under Section 7.2(b) and 7.2(c) of this Agreement as well as this
Section 7.2(e); but no such transfer shall diminish or otherwise affect any of the rights or obligations of any of the parties hereunder."

         4. Section 9.5.3 of the Partnership Agreement is provided to delete therefrom "$525,000.00" and insert in lieu thereof "such amount in excess of $525,000.00 but not more than $1,000,000.00 as may be agreed to by the "New Investor" (as such term is hereafter defined) holding at least a 40% Partnership Interest.

         5.       Article XI is amended by adding thereto the following:

                  "11.5 Admission of New Investor. Notwithstanding any other provision of the Partnership Agreement, TRG and LEV-BRN, as General Partners of the Partnership shall have the right to admit a new investor (the "New Investor") to the Partnership as a General Partner, Limited Partner, or in both capacities in consideration for such investment as said General Partners deem appropriate in their reasonable discretion. In consideration of such investment such General Partners may allocate to such New Investor an aggregate Partnership Interest in the Partnership of an amount not to exceed sixty percent (60%), thereby diluting each of the other Partner's Interest in the Partnership on a pro rata basis by such amount of Partnership Interest as has been assigned to the New Investor. In connection with the admission of the New Investor, the Partner shall make, execute and deliver such amendments to the Partnership Agreement as shall be commercially reasonably as may be requested by the New Investor; provided, however, that there shall be no change in the Partnership Interest of any Partner other than the dilution described herein without the written consent of all the Partners, and there shall be no other change to the rights or obligations of any Partner without the written consent of such Partner.

         6. Schedule B of the Partnership Agreement is hereby amended as follows:

                  The Percentage Interest of the Limited Partners shall be as follows:

                  Related                                   47.4%
                  Levitt                                    47.4%
                  Boca                                       4.9%

         7. As modified and supplemented hereby, the Partnership Agreement continues to remain in full force and effect.

         8. This Agreement may be executed in counterparts and may be delivered by telecopy, each of which shall be deemed an original. No party shall be bound hereunder unless it has executed this Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Third Amendment to
Partnership Agreement this ____ day of December, 2000.

                             TRG-BRN, LLC, a general partner of the Partnership


                             By:
                                 -----------------------------------------------


                             LEV-BRN, INC., a general partner of the Partnership


                             By:
                                ------------------------------------------------


                             BO-MA, LLC., a general partner of the Partnership


                             By:
                                ------------------------------------------------
                                    Jane Yudell, President and Sole Member

                             THE RELATED GROUP OF FLORIDA, a Florida general partnership, a limited partner of the Partnership

                             By: RELATED FLORIDA, LTD., a Florida limited partnership

                             By:  RELATED FLORIDA, INC., a Florida
                                  corporation, a general partner

                                                     AND

                             By:  RELATED GENERAL OF FLORIDA, LTD.,
                                  a Florida limited partnership

                             By:  RCMP, INC., a Delaware corporation, a
                                  general partner


                                  By:
                                     -------------------------------------------


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                    [SIGNATURE PAGES CONTINUED ON NEXT PAGE]



                             LEVITT AND SONS, INC., a limited partner of the Partnership


                             By:
                                ------------------------------------------------


                             BOCA-MANDY ACQUISITIONS, LTD., a Florida limited partner of the partnership

                             By: BOCA-MANDY CORP., its general partner


                                 By:
                                    --------------------------------------------
                                       Jane Yudell, President


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